SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): July 26, 2002


                             A. B. Watley Group Inc.
             (Exact name of registrant as specified in its charter)


                  Delaware                             1-14897
      (State or other jurisdiction of          (Commission File Number)
           incorporation)

                                   13-3911867
                       (IRS Employer Identification No.)


40 Wall Street, New York, NY                        10005
(Address of principal executive                    (Zip code)
              offices)

Registrant's telephone number, including area code      (212) 422-1100


________________________________________
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

     On July 26, 2002, Ernst & Young LLP ("E&Y") informed A. B. Watley Group Inc. (the "Registrant") that it would no longer serve as the Registrant's independent auditors, and submitted its letter of resignation to the Registrant.

     The audit reports of E&Y on the consolidated financial statements of the Registrant as of and for the fiscal years ended September 30, 2001 and September 30, 2000, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Registrant's two most recent fiscal years ended September 30, 2001, and 2000, respectively, and subsequent interim periods through the date of E&Y's resignation described above, there were no disagreements between the Registrant and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Registrant's consolidated financial statements for such years.

     In a letter to the Registrant's Board of Directors, E&Y stated: "We believe the Company's Finance and Accounting department has insufficient resources and expertise to ensure timely and accurate filing of requisite financial and regulatory information." The Registrant addressed these concerns by hiring a consultant as interim Chief Financial Officer and is taking additional steps to ensure timely filings in the future.

     The Registrant provided a copy of this report on Form 8-K to E&Y and the foregoing disclosures and requested that E&Y furnish the Registrant with a letter addressed to the SEC stating whether it agrees with the above statements. Such letter will be filed by amendment to this report on Form 8-K.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2002

                                                     A.B. Watley Group Inc.


                                                     By:  /s/ Robert Malin
                                                     Name: Robert Malin
                                                     Title:  Vice Chairman